Exhibit 23.2

CONSENT OF

PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent, Inc.

Xavier de Cocklaan 42

9831 Deurle, Belgium

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-71626) filed with Securities and Exchange Commission on October 15, 2001, pertaining to the 2001 Incentive and Nonstatutory Stock Option Plan, our report dated July 13, 2005 with respect to the consolidated financial statements of Remedent, Inc. included in its Annual Report Form 10-KSB, for the year ended March 31, 2005, filed with the Securities and Exchange Commission.

PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM

     /s/ PKF Bedrijfsrevisoren, Antwerp, Belgium

Antwerp, Belgium

Dated: July 14, 2005